UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 27, 2006
CSK AUTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13927 (Commission File Number)	86-0765798 (I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona (Address of Principal Executive Offices)	85012 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (602) 265-9200
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 8.01. Other Events
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
As previously announced in a press release issued September 28, 2006, the employment of Mr. Martin Fraser, President and Chief Operating Officer of CSK Auto Corporation and its subsidiaries (collectively, the “Company”), was terminated effective September 27, 2006.
Also on September 28, 2006, Mr. Maynard Jenkins, Chairman of the Board and Chief Executive Officer of the Company, announced that in view of the employee departures announced that day, he and his fellow directors had determined that it was important to identify his successor and that pending the employment of a new Chief Executive Officer, Mr. Jenkins will assume the responsibilities previously discharged by the Company’s President and Chief Operating Officer. Biographical information on Mr. Jenkins and a description of his employment agreement with the Company can be found in the Company’s Definitive Proxy Statement filed on May 19, 2005. Mr. Jenkins also announced that once a new Chief Executive Officer has been hired, he will retire, but will remain available to provide such assistance to the Board as it may request.
Item 8.01. Other Events
As previously announced in a press release issued September 28, 2006, the employment of Mr. Don Watson, Senior Vice President and Chief Administrative Officer of the Company, has been terminated.
The Company previously issued a press release and filed a Form 8-K on September 28, 2006 regarding the matters described in this Form 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation
By:	/s/ Randi Val Morrison
Randi Val Morrison
Vice President, General Counsel and Secretary

DATED: October 3, 2006

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